                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): December 19, 1997

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.

             (Exact Name of Registrant as Specified in its Charter)


                                   California
                 (State or Other Jurisdiction of Incorporation)


       0-27060                                  33-0675505
(Commission File Number)            (I.R.S. Employer Identification No.)


                              20371 Irvine Avenue
                      Santa Ana Heights, California 92707
          (Address of Principal Executive Offices, Including Zip Code)


                                 (714) 556-0122
              (Registrant's Telephone Number, Including Area Code)
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Item 5.   Other Events
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     Termination Agreement

     Effective December 19, 1997, Registrant, ICI Funding Corporation, a California corporation ("ICIFC") and an affiliate of Registrant, Imperial Credit Industries, Inc., a California corporation ("ICII"), Imperial Credit Advisors, Inc., a California corporation ("ICAI") and wholly owned subsidiary of ICII, and Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson entered into a termination agreement (the "Termination Agreement"), pursuant to which ICAI discontinued providing management services to Registrant under a Management Agreement, in return for a $44.0 million termination payment consisting of $35.0 million or 2,009,310 shares of Registrant's common stock and other assets comprising the balance. Registrant, ICIFC and ICAI also entered into a one-year services agreement for ICAI to provide certain human resource and support functions, and Registrant and ICAI entered into a registration rights agreement for the shares of Registrant's stock issued to ICAI (the "Registration Rights Agreement").

     Registration Rights Agreement

     Pursuant to the Registration Rights Agreement, Registrant agreed to file one or more registration statements under the Securities Act of 1933, as amended, in the future for shares of Registrant held by ICAI pursuant to the Termination Agreement, subject to certain conditions set forth therein.
Pursuant to the Registration Rights Agreement, Registrant will use its reasonable efforts to cause such registration statements to be kept continuously effective for the public sale from time to time of the shares of Registrant held by ICAI pursuant to the Termination Agreement.
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                                   SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.



Date: January 12, 1998
                                         By: /s/ Gretchen D. Brunk
                                            ____________________________________
                                         Name: Gretchen D. Brunk
                                         Title: Chief Accounting Officer